Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2026, relating to the consolidated financial statements of Ingersoll Rand Inc. and the effectiveness of Ingersoll Rand Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Ingersoll Rand Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Charlotte, NC
July 23, 2026